Exhibit 3.2

AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF

CONSOLIDATED WATER CO. LTD.

(Adopted by Special Resolution on June 1, 2026)

TABLE OF CONTENTS

2.	Definitions	1
3.	Preliminary	3
4.	Classification of Shares	3
5.	Issue of Shares	3
6.	Register of Members and Record Dates	4
7.	Share Certificates	4
8.	Transfer of Shares	5
9.	Transmission of Shares	5
10.	Redemption of Shares	6
11.	Purchase of Shares by the Company	7
12.	Lien on Shares	8
13.	Alteration of Shares	8
14.	Alteration of Registered Office, Name and Objects	8
15.	General Meeting	9
16.	Requisition of General Meetings	9
17.	Notice of General Meetings	9
18.	Proceedings at General Meetings	10
19.	Votes of Members	10
20.	Proxies	11
21.	Circular Resolution of Members	12
22.	Class Meetings	12
23.	Appointment of Directors	12
24.	Remuneration of Directors	13
25.	Transactions with Directors	13
26.	Alternate Directors and Proxies	14
27.	Proceedings of Directors	15
28.	Minutes and Registers	16
29.	Powers of Directors	16
30.	Secretary	17
31.	Committees, Officers, Attorneys and Managers	17
32.	Seal	18
33.	Dividends and Reserves	18
34.	Share Premium Account	19
35.	Capitalisation Issues	20
36.	Books of Account	20
37.	Audit	21
38.	Winding-Up	21
39.	Indemnity	21
40.	Notices	21
41.	Alteration of Articles	22

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF

CONSOLIDATED WATER CO. LTD.

(Adopted by Special Resolution on June 1, 2026)

TABLE A

1.01The regulations in Table A in the First Schedule to the Statue do not apply to this Company.

2.	INTERPRETATION
2.01	In these Articles where the context permits:

“Articles” means these Articles of Association as altered from time to time; “Auditors” means the auditors for the time being of the Company;

“circular resolution” means a resolution passed in accordance with these Articles without a meeting;

“circulate” and “circulated” include transmission by electronic means of the document to be circulated or of the electronic location where the document to be circulated can be viewed and printed;

“class meeting” means a separate meeting of the holders of a class of shares;

“clear days” in relation to notice of a meeting means days falling after the day on which notice is given or deemed to be given and before the day of the meeting;

“Company” means the above-named company;

“Designated Stock Exchange” means The Nasdaq Stock Market or such other stock exchange as may be determined from time to time by the Directors;

“Directors” means the directors, or the sole director, for the time being of the Company;

“electronic” has the meaning set out in the Electronic Transactions Law but for the purposes of these Articles does not include any means which does not generate an electronic record;

“electronic record” has the meaning set out in the Electronic Transactions Law; “Fair Market Value” means, with respect to a share:

(a)If the class of shares is listed for trading on any Principal Trading Market, the highest purchase price permissible under Rule 10b-18 promulgated under the U.S. Securities Exchange Act of 1934, as amended (including, without limitation, Rule 10b-18(b)(3) relating to the permissible price for issuer repurchases), and any other applicable rules of the U.S. Securities and Exchange Commission and the Principal Trading Market; and
(b)	If the class of shares is not at the time listed for trading on any Principal Trading Market, the value of a share as determined in good faith by the Directors, taking into account such factors as the Directors deem appropriate and in compliance with applicable law; provided, that the Directors may, but shall not be obligated to, obtain the advice of an independent appraiser or other financial advisor in connection with any such determination;

“holder” in relation to a share of the Company means the member or members for the time being registered in the Register as the holder of the share;

“month” means calendar month;

“ordinary resolution” means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a simple majority of the votes cast, or a circular resolution;

“paid-up” means paid-up or credited as paid-up;

“Principal Trading Market” means the Trading Market on which the shares are primarily listed on and quoted for trading as of the date in question;

“Register” means the register of members of the Company;

“Registered Office” means the registered office for the time being of the Company; “Seal” means the common seal or any official or duplicate seal of the Company, “Secretary” means the secretary or assistant secretary for the time being of the Company, “share” includes a fraction of a share;

“special resolution” means a resolution passed as such at a general meeting (or, if so specified, a class meeting) of the Company by a majority of three-quarters of the votes cast, as provided in the Statute, or a circular resolution;

“Statute” means the Companies Act (Revised) of the Cayman Islands and every modification or re- enactment thereof for the time being in force;

“Trading Market” means The Nasdaq Global Select Market or whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, NASDAQ Capital Market, the NASDAQ Global Market, Over-the-Counter Bulletin Board or other stock exchange or trading market on which the shares are listed or quoted for trading as of the date in question;

“Treasury Share” means a share held in the name of the Company as a treasury share in accordance with the Statute;

“written” and “in writing” include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in permanent visible form; and;

“year” means calendar year.

2.02	In these Articles where the context permits:
(a)	Words importing the singular number-include the plural and vice versa;
(b)	Words importing the masculine gender include the feminine gender and vice versa;
(c)Words importing persons include companies or associations or bodies of persons, corporate or unincorporate;
(d)	The word “may” is permissive; the word “shall” is imperative;
(e)A reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof.
2.03	Subject as aforesaid, words defined or used in the Statute have the same meaning in these Articles.
2.04	The headings in these Articles are for ease of reference only and shall not affect the construction or interpretation of these Articles.
3.PRELIMINARY
3.01The Company may commence business immediately upon registration pursuant to the Statute.
3.02The Company may ratify any contract or other transaction entered into in its name or on its behalf prior to registration.
3.03	The preliminary expenses of incorporating the Company shall be paid by the Company, including any expenses concerned with the issue of shares by the Company or with any contract or transaction ratified pursuant to the foregoing Sub-Article. The preliminary expenses may be charged to income or capital or amortised over any period as the Directors think fit
4.	CLASSIFICATION OF SHARES
4.01	Subject to the Memorandum of Association and subject to any directions of the Company in general meeting, the unissued shares of the Company may from time to time be divided or sub-divided into such classes, or re-classified, and be issued with such preferred, deferred or other special rights, privileges, restrictions or obligations, whether in regard to dividend, voting, transfer, forced sale, conversion, winding-up entitlement or otherwise as the Directors think fit. This Sub-Article is without prejudice to other provisions of these Articles restricting the variation of rights attached to shares already in issue.
4.02	The rights attached to any class of shares may (unless otherwise provided by the terms of issue of the shares of that class), whether or not the Company is being wound up, be varied or abrogated with the sanction of a special resolution passed at a class meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares ranking equally with them.
5.	ISSUE OF SHARES
5.01	Subject to any directions of the Company in general meeting and subject to any special rights of shares already issued, all shares in the Company for the time being unissued shall be under the control of the Directors who may issue and dispose of the same (including the issue or grant of options, warrants and other rights, renounceable or otherwise, in respect of shares) at such times, to such persons, on such terms and in such manner as they think fit, provided that no share shall be issued at a discount except in accordance with the Statute and all shares issued shall be fully paid.
5.02	Save as expressly provided by its terms of issue, no share shall confer on the holder any pre-emptive or other right in respect of any further shares that may be issued.
5.03	Fractions of a share may be issued if the Directors think fit. The holder of a whole share (or a fraction of a share) may divide it into fractions for the purpose of a transfer, redemption or other disposition, provided that, without the prior approval of the Directors, the holder may only create a fraction which can be expressed as a whole number of hundredths of a whole share. Subject to the terms of issue of the fraction, or of the whole share from which it was derived, a fraction of a share shall carry the corresponding fraction of all the attributes of a whole share.
5.04	Subject to the Statute, shares need not have distinguishing numbers.
5.05	The Directors may pay or authorise payment of a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, but a commission exceeding ten percent of the price at which the shares are issued, or to be issued, shall not be paid without the sanction of an ordinary resolution.

6.	REGISTER OF MEMBERS AND RECORD DATES
6.01	The Register shall be kept in accordance with the Statute.
6.02	The Company may keep one or more duplicates of the Register in such place or places as the Directors think fit but in the event of a discrepancy the main Register shall prevail.
6.03	The Company shall not be bound to register more than four persons as the joint holders of any share.
6.04	Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder.
If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:
(a)	such notice shall be deemed to be solely for the holder’s convenience;
(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;
(c)the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and
(d)	the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.
6.05(i)  To determine Members entitled to notice of or to vote at any meeting or any adjournment of it, or to receive payment of any dividend, or in order to determine Members for any other purpose, the Directors may close the Register for a stated period not exceeding in any case fourteen (14) consecutive days. If the Register is closed to determine the members entitled to notice of or to vote at a meeting, then it must be closed for at least ten (10) days immediately before that meeting, and the first day of the closure will be the record date.
(ii)	Instead of closing the Register, the Directors may fix a date as the record date for any determination of members, the date in any case to be not more than ninety (90) days before the date on which the particular action, requiring the determination of members, is to be taken.
(iii)If the Directors do not close the Registrar or fix any record date for determining the members entitled to receive notice of or to vote at any meeting or to receive a dividend, the date on which notice of the meeting is mailed or, in the case only of an interim dividend or distribution declared or effected by the Directors, the date on which the resolution declaring the dividend or effecting the distribution is passed will be record date for determining the members. When a determination of persons entitled to vote at any meeting has been made under this Article, that determination will apply to any adjournment of it.
7.	SHARE CERTIFICATES
7.01	Share certificates shall be in such form as the Directors determine provided that a share certificate shall specify the name of the holder and the number and class of shares to which it relates and the amount paid up thereon. Share certificates may not be issued in bearer form.
7.02	Share certificates shall be issued under the Seal affixed in accordance with these Articles provided that the Directors may authorise share certificates to be issued with the Seal or the authorised signature(s) affixed or represented by printing or other mechanical process.
7.03Subject to Article 7.07, every person whose name is entered as a member in the Register shall be entitled on request to one certificate for all his shares of each class or, upon payment of a fee not exceeding ten Cayman Islands dollars per additional certificate, to several certificates, each representing a part of his holding. Subject to Article 7.07, a member whose holding of shares has been reduced by transfer, redemption or otherwise shall be entitled on request to a certificate for the balance.
7.04	In the case of joint holders the Company shall not be bound to issue more than one share certificate; and delivery of the certificate to one of the holders shall be sufficient delivery to all the holders.
7.05	A member wishing to exercise his rights, if any, to transfer or redeem shares in accordance with these Articles may do so only upon surrendering to the Company the share certificate(s), if any, representing such shares.
7.06	If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate (if any) or, if alleged to have been lost, stolen or destroyed, compliance with such conditions as to evidence and indemnity and the payment of expenses of the Company in connection with the request (including the investigation of evidence) as the Directors think fit.
7.07	The Directors may at any time, determine in their absolute discretion that the Company will no longer issue share certificates and if they so determine,
(i)they must use their best endeavours to call in and cancel all existing share certificates giving a receipt therefor to the holder and ensure that the Company keeps a record of all share certificates not surrendered for cancellation; and
(ii)	no shares for which a certificate is outstanding may thereafter be transferred unless the requirements of Article 7.05 and, if applicable, Article 7.06 are complied with; and no share certificate shall be issued either to the transferee or, if all the shares in the certificate are not being transferred, to the transferor for the balance of the shares.”
8.	TRANSFER OF SHARES
8.01	Subject to these Articles, any member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.
8.02	The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Directors may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to Article 8.1, the Directors may accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.
8.03	The transferor of a share shall be deemed to remain the holder of the share until the name of the transferee is entered into the Register in respect thereof
8.04	In the case of a transfer of shares issued subject to special restrictions or requirements as to transfer the Directors may, as a condition of approval or registration, require the transferor to reimburse the Company for all expenses incurred in connection with the transfer.
8.05	The registration of transfers shall be suspended during any period in which the Register is closed in accordance with these Articles.
9.	TRANSMISSION OF SHARES
9.01	Following the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to the shares previously held by the deceased, but nothing in this Article shall release the estate of the deceased from any liability in respect of shares which had been held by him, whether solely or jointly.
9.02	A person becoming entitled to a share by reason of the death or bankruptcy of the holder or otherwise by operation of law may upon producing such evidence of his title as the Directors may require, elect either to be registered himself as the holder of the share or to make such transfer of the share as the holder could have made. An election pursuant to this Sub-Article to be registered as holder shall be made in writing signed by or on behalf of the person making the election.
9.03	A person entitled to make an election pursuant to the foregoing Sub-Article shall, pending election, have the right to receive (and to give a good discharge for) all monies payable in respect of the share, the same right (if any) as the holder to call for the redemption of the share, and the same right as the holder to enter into an agreement for the purchase of the share by the Company, but such person shall not be entitled to receive notice of, or attend or vote at, general meetings or class meetings of the Company nor, save as aforesaid, to any of the rights or privileges of a member; and the Directors may at any time give him notice requiring election pursuant to the foregoing Sub-Article and, if there is no election within ninety days of the notice, the Directors may thereafter withhold all monies payable in respect of the share until such time as the election is made.
10.	REDEMPTION OF SHARES
10.01	Subject to the Statute, the Company is hereby authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder; but, save for shares declared to be redeemable by the Memorandum of Association, the Directors shall not issue redeemable shares without the sanction of an ordinary resolution.
10.02	The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Statute.
10.03	Unless fixed by the ordinary resolution sanctioning its issue the redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue;
10.04	Unless otherwise provided or directed by the ordinary resolution sanctioning the issue of the shares concerned:
(a)	every share certificate representing a redeemable share shall indicate that the share is redeemable;
(b)	in the case of shares redeemable at the option of the holder a redemption notice from the holder may not be revoked without the agreement of the Directors;
(c)at the time or in the circumstances specified for redemption the redeemed shares shall be cancelled and shall cease to confer on the holder any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due dispatch be calculated, but subject to surrender of the relevant share certificate (if any) for cancellation (and reissue subject to Article 7.07 in respect of any balance);
(d)	the redemption price may be paid in any manner authorised by these Articles for the payment of dividends;
(e)a delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by class A banks in the Cayman Islands for thirty day deposits in the same currency;
(f)the Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Statute (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose);
(g)subject as aforesaid, the Directors may determine as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or maybe effected.

11.	PURCHASE OF SHARES BY THE COMPANY
11.01	Subject to the provisions of the Statute, the Memorandum of Association, and these Articles, the Company may purchase its own shares (including a redeemable share):
(a)	by agreement with the holder, or
(b)	pursuant to the terms of issue of the share, or
(c)	in the open market via the Principal Trading Market,

and may make payments in respect of such purchase out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Statute.Except with the sanction of an ordinary resolution authorising some other manner or terms of purchase, the Directors may only exercise the power under this Article 11.01 if:

(1)	the repurchase is made at a price per share not greater than the Fair Market Value of the shares:
(A)	for cash, or
(B)	in satisfaction of a debt due to the Company, or
(C)in exchange for the Company’s entering into an unsecured debt obligation in favour of the seller, or
(D)	partly in one of the above ways and partly in another or others; and
(2)no more than twenty percent (20%) of the Company’s issued shares are at any time authorised for DM3\8598497.2 repurchase but not yet repurchased.

Notwithstanding anything contained herein to the contrary, at all times the Company has a class of shares listed for trading on any Principal Trading Market, all repurchases of shares by the Company shall comply with Rule 10b-18 promulgated under the U.S. Securities Exchange Act of 1934, as amended, as well as any other applicable rules of the U.S. Securities and Exchange Commission and the Principal Trading Market

11.02	The Directors may, prior to the purchase of any share under Article 11.01, determine that such share shall be held as a Treasury Share or shall be cancelled.
11.03	Subject to the provisions of the Statute, these Articles and the applicable rules of the Principal Trading Market, the Directors may determine to cancel a Treasury Share or sell or otherwise transfer a Treasury Share on such terms as they deem appropriate (including, without limitation, for nil consideration).
11.04	Notwithstanding anything to the contrary contained in these Articles, and subject to the Statute and the applicable rules of the Principal Trading Market, the Company may, with the approval of an ordinary resolution, compulsorily repurchase shares of the Company for cancellation. Payments in respect of any such repurchase, if any, may be made in accordance with Article 11.01, provided that the relevant shares will be cancelled upon such repurchase and will not be held by the Company as Treasury Shares.
11.05Any shares cancelled by the Company (a) shall be noted in the Company’s register as cancelled, (b) shall cease to confer any right or privilege on the seller, (c) shall be returned to the authorized but unissued shares of the same class, and (d) may be reissued by resolution or resolutions of the Directors.

12.	LIEN ON SHARES
12.01	The Company shall have a first and paramount lien and charge on all shares standing registered in the name of a single holder for all moneys presently payable by him or his estate to the Company (or, in the case of joint holders, of any one or more of the joint holders) but the Directors may at any time waive the lien generally or as regards any particular debt or obligation or category of debts or obligations.
12.02	The registration of a transfer of shares shall operate as a waiver of the Company’s lien thereon in respect of the debts or obligations of the transferor.
12.03	The Company’s lien on a share shall extend to all dividends and other monies and benefits payable in respect of the share.
12.04	The Company may sell any share on which the Company has a lien if an amount secured by the lien is presently payable but not until the expiration of fourteen days after written notice to the holder stating and demanding payment of the said amount and stating the Directors’ intention of effecting a sale.
12.05	A sale by the Company pursuant to the foregoing Sub-Article shall be effected in such manner as the Directors think fit; and the Directors may authorise some person to do and execute such transfers and other documents and things on behalf of the holder as may appear to the Directors necessary or desirable for the purpose of carrying out the sale and entering the purchaser or purchasers in the Register.
12.06	The proceeds of a sale by the Company pursuant to this Article shall be applied in payment of the amount secured by the lien which is presently payable and the balance, if any, shall be paid to the person who was the holder of the shares before the sale unless there are debts or obligations of that person, not presently payable, which were secured by the lien on the shares, in which case the Company shall have the same lien and charge on the said balance of the proceeds of sale as it had on the shares.
13.	ALTERATION OF CAPITAL
13.01	Subject to the Statute, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to increase its share capital by new shares of such amount as it thinks expedient. All new shares shall be subject to the provisions of these Articles concerning calls, forfeiture, lien, transfer, transmission, disposal by the Directors and otherwise as the original shares.
13.02	Subject to the Statute, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:
(a)consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
(b)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or
(c)cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.
13.03	Subject to the Statute, the Company may from time to time by special resolution reduce its share capital in any way or alter any conditions of its Memorandum of Association relating to share capital.
14.	ALTERATION OF REGISTERED OFFICE, NAME AND OBJECTS
14.01	Subject to the Statute, the Company may by resolution of its Directors change the location of its Registered Office.
14.02	Subject to the Statute, the Company may from time to time by special resolution change its name or alter its objects or make any other alteration to its Memorandum of Association for which provision has not been made elsewhere in these Articles.

15.	GENERAL MEETINGS
15.01(a) The Company shall in each year hold a general meeting as its Annual General Meeting. The time and place of Annual General Meetings shall be determined by the Directors and, if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(b) At these meetings the Directors shall be elected as provided for in these Articles, the annual report of the Directors shall be presented and the general business of the Company transacted.

15.02General meetings other than Annual General Meetings shall be called Extraordinary General Meetings. The Directors may call or authorise the calling of an Extraordinary General Meeting whenever they think fit.
16.	REQUISITION OF GENERAL MEETINGS
16.01	The Directors shall call an Extraordinary General Meeting on the requisition of members holding at the date of the requisition not less than fifty-one per cent of the issued shares of the Company for the time being carrying the right to vote at general meetings of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.
16.02	If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an Extraordinary General Meeting to be convened within ninety days of the date of the requisition, the requisitionists may themselves convene an Extraordinary General Meeting; but any meeting so called shall not be held more than one hundred and fifty days after the date of the requisition. An Extraordinary General Meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.
17.	NOTICE OF GENERAL MEETINGS
17.01	At least five clear days notice in writing shall be given of a general meeting to all members entitled as at the record date for the notice provided that:
(a)an Extraordinary General Meeting may be called by shorter notice (but not shorter than two clear days) if so agreed by a member or members (or their proxies or representatives) holding in the aggregate, as at the record date for the meeting, shares conferring the right to cast seventy- five percent of the votes that could be cast if all members so entitled attended the meeting;
(b)	an Annual General Meeting or an Extraordinary General Meeting may be held without notice and without observing any of the requirements or provisions of these Articles concerning general meetings if so agreed by all the members (or their proxies or representatives) entitled as at the date of the meeting to attend and vote at general meetings;

and agreement for the purposes of the foregoing paragraphs (a) or (b) may be reached before, during or within thirty days after the meeting concerned.

17.02	The notice of a general meeting shall specify:
(a)the place, the day and the hour of the meeting and, if different, the record date for determining members entitled to attend and vote; and
(b)	the general nature of any special business to be conducted at the meeting; and for this purpose all business shall be deemed special which is transacted at an Extraordinary General Meeting, and also all business that is transacted at an Annual General Meeting with the exception of the consideration and approval of the report of the Directors, the financial statements of the Company and the report of the Auditors (if any), the election or re-election of the Directors and the election or re-election of the Auditors and approval of their remuneration.

17.03	The Directors and the Auditors, if any, shall be entitled to receive notice of, and to attend and speak at, any general meeting of the Company.
17.04	The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any general meeting.
18.	PROCEEDINGS AT GENERAL MEETINGS
18.01	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; a quorum shall be such members present in person or by proxy as represent one-third of the issued shares of the Company carrying the right to vote at the meeting calculated in accordance with Article 6.05.
18.02	If within half an hour from the time appointed for a meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

18.03	The chairman, if any, of the board of Directors or failing him, the President (if there is one appointed by the Directors) shall preside as chairman at every general meeting of the Company; or, if there is no such chairman or President or if neither shall be present at the time appointed for the meeting, or be willing to act, the Directors present shall elect one of their number to be chairman of the meeting; or, if no Directors are present at the time appointed for the meeting or no Director is willing to act as chairman, then the members present shall choose one of their number to be chairman of the meeting.
18.04	The chairman may, with the consent of any general meeting duly constituted, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting, save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.
18.05	At any general meeting votes in respect of any resolution shall be cast by ballot which shall be in such form as the Directors may approve. The ballots shall be counted by the Secretary who shall provide a report of the number of votes recorded in favour or against such resolution to the chairman who shall make a declaration as to the results of the of the vote on the resolution in accordance with the report of the Secretary, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact of the number or proportion of the votes recorded in favour of or against such resolution.
18.06	If any votes are counted which ought not to have been counted, or which might have been rejected, the error shall not vitiate the resolution unless pointed out at the same meeting, or at any adjournment thereof, and not in that case unless in the opinion of the chairman (whose decision shall be final and conclusive) it is of sufficient magnitude to vitiate the resolution.

18.7 In the case of an equality of votes, the chairman of the meeting at which the vote takes place shall be entitled to a second or casting vote.

19.	VOTES OF MEMBERS
19.01	Subject to any special rights or restrictions for the time being attached to any shares or any class of shares, every member as at the record date who is present in person or by proxy shall have one vote for each whole share (and a corresponding fraction of a vote for every fraction of a share) registered in his name in the Register as at the record date:
19.02	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy,

shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.
19.03	Subject to production of such evidence as the Directors may require, a member of unsound mind, or in respect of whom an order has been made by any court in the Cayman Islands or elsewhere having jurisdiction in lunacy may vote by his committee, receiver, curator bonis, guardian or other person appointed by the court, and any such committee, receiver, curator bonis, guardian or other person may vote by proxy.
19.04	No objection shall be raised to the qualification of any voter except at the general meeting at which the vote objected to is given or tendered or at any adjournment thereof, and every vote not disallowed at such general meeting or adjournment shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.
19.05	A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

A corporation, whether formed in the Cayman Islands or elsewhere, which is a member may authorise such person as it thinks fit to act as its representative at any general meeting of the Company and the person so authorised shall be entitled to exercise the same voting and other powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of the Company. A corporation whose representative is present at a meeting shall itself be deemed to be present in person at the meeting and shall be counted towards the quorum. Nothing in this Article shall be construed as preventing a corporation from appointing a proxy.

20.	PROXIES
20.01	The appointment of a proxy by an individual shall be by written instrument under the hand of the appointor or his attorney duly authorised in writing or by electronic record generated by the electronic means provided by the Company for the purpose. If the appointor is a corporation, the appointment shall be either (i) under the corporation’s seal or (ii) under the hand of, or by electronic record generated by the electronic means provided by the Company for the purpose by, an officer or attorney duly authorised.
20.02	A proxy need not be a member of the Company.
20.03	The instrument appointing a proxy may be in any usual or common form or otherwise acceptable to the chairman of the meeting for which the instrument is first presented but subject to Articles 21.08 and 21.11, an electronic record of an appointment transmitted by a method established for that purpose by the Directors in respect of that meeting shall be accepted unless on the face of the electronic record in the chairman’s opinion there are material doubts as to authenticity or content or the chairman has evidence satisfactory to him of the withdrawal of that proxy.
20.04	The instrument or electronic record appointing a proxy may contain restrictions or directions as to the manner in which, or the matters upon which, the proxy may vote, but subject thereto the proxy may vote on any matter in such manner as the proxy thinks fit and may exercise the same powers as his appointor could exercise if present.
20.05	The instrument or electronic record appointing a proxy may be expressed to be for a particular meeting or particular meetings or to be effective generally until revoked. An appointment for a particular meeting or meetings shall be presumed, in the absence of clear provision to the contrary, to extend to any adjournment of such meeting or meetings.
20.06	A written instrument appointing a proxy (and any power of attorney or other authority under which it is signed, or a notarially certified copy of such authority) shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice of meeting; and such deposit or the generation of the electronic record appointing the proxy (as the case may be) shall be made no later than the time for holding the meeting, provided that the Directors may in giving notice of the meeting stipulate that instruments of proxy shall be deposited or the electronic record generated up to twenty- four hours before the time for holding the meeting. Deposit of a written instrument may be made by telecopier transmission, but may be disallowed at or before the meeting by the Directors or the chairman of the meeting if in his or their opinion there are material doubts as to authenticity or content. The chairman of the meeting may at his discretion direct that the deposit of a written instrument of proxy (or other requisite written document) shall be deemed to have been duly made, if satisfied that the instrument of proxy duly signed (or other requisite document) is in the course of transmission to the Company.
20.07An electronic record appointing a proxy shall be transmitted only by the method or methods authorised by the directors in the notice of the meeting at which it is to be used but the Directors may provide such a method for use either generally or for a specified meeting or meetings.
20.08	A proxy shall have no powers, as such, at any meeting at which his appointor is present in person or, being a corporation, by a duly authorised representative. If two or more proxies are present at a meeting and in accordance with their terms of appointment seek to vote on the same matter in respect of the same shares, the chairman shall in his absolute discretion decide which vote to accept and which vote or votes to disallow, or he may disallow all such votes.
20.09	The directors may at the expense of the Company establish and maintain a secure website for the purposes of the appointment of proxies by electronic means using such programmes and security protocols as they shall in their discretion think fit but which shall require a means of identifying the appointor and generate an electronic record, and neither they nor the Company shall be liable to any member if it is afterwards discovered that the programmes or security protocols were insecure or had caused incorrect recording of proxy appointments.

20.10	The Directors may at the expense of the Company send to the members instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or (but only if such instruments are sent to all members entitled to attend and vote) nominating one or more Directors or other persons.
20.11	All resolutions passed at a general meeting shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a proxy or that the appointment had been revoked or otherwise terminated prior to the meeting, be as valid as if every such proxy had been and remained duly appointed.
21.	CIRCULAR RESOLUTIONS OF THE MEMBERS
21.01	A resolution in writing, in one or more counterparts, signed by all the members for the time being entitled to receive notice of and attend and vote at general meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly called and held, and shall satisfy any requirement of these Articles for a resolution to be passed by the Company in general meeting.
22.	CLASS MEETINGS
22.01	All the provisions of these Articles regulating Extraordinary General Meetings (as to call, requisition, notice, proceedings, votes, proxies, circular resolutions and otherwise) apply equally to class meetings save only that references to members shall be construed as references to members holding shares of the relevant class.
23.	APPOINTMENT OF DIRECTORS
23.01	There shall be a Board of Directors consisting of not less than one or more than fifteen persons (exclusive of Alternate Directors) PROVIDED HOWEVER that the Company may from time to time by special resolution increase or reduce the limits in the number of Directors. Subject to Articles 23.5 and 23.6, the terms of office for all Directors in office on 24th May, 2022 shall expire at the Annual General Meeting in 2023. Commencing with the Annual General Meeting in 2023, the Directors shall be elected at each Annual General Meeting for a term of office which shall expire at the next succeeding Annual General Meeting after their election at which Annual General Meeting they shall be eligible for re-election.

23.02	There shall be no shareholding qualification for Directors unless prescribed by special resolution.
23.03The first Directors shall be appointed in writing by the subscribers of the Memorandum of Association or a majority of them.
23.04	The Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, subject to any upper limit on the number of Directors prescribed pursuant to this Article.
23.05	The Company may by special resolution remove any Director before the expiration of his term of office and appoint another person in his stead; the person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.
23.06	Without prejudice to other provisions of these Articles for the retirement or removal of Directors, the office of a Director shall be vacated:
(a)	if he resigns as Director by notice to the Company in writing signed by him;

(b)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or
(c)if he becomes of unsound mind or an order for his detention is made under the Mental Health Act or any analogous law of a jurisdiction outside the Cayman Islands; or
(d)	if he is adjudged by a court in any country to have been negligent as, or guilty of misconduct as, a director or for any reason unfit to act as a director of a Company and that judgement is final and unappealable.
24.	REMUNERATION OF DIRECTORS
24.01	The remuneration of the Directors shall be in such amount or at such rate, and upon such terms as the Directors may from time to time determine. Special remuneration may be agreed with or given to any Director who has undertaken, or is required to undertake, any special work, service or mission beyond the ordinary routine work of a Director.
24.02	An Alternate Director shall not be remunerated as such by the Company provided that he may, if the Directors think fit, be remunerated for any special work, service or mission beyond the ordinary routine work of a Director or Alternate Director.
25.	TRANSACTIONS WITH DIRECTORS
25.01	A Director may hold any other executive or non-executive office or place of profit in or under the Company, other than the office of Auditor, on such terms as to tenure, remuneration, indemnity and otherwise as the Directors may determine.
25.02	A Director may act by himself or his firm in a professional capacity for the Company and shall be entitled to the same remuneration, indemnity and other privileges as if he were not a Director.
25.03	A Director may be a member or director or hold any other executive or non-executive office or place of profit in or under any company or association promoted by the Company or in which the Company may be interested or associated, and may exercise and enjoy the rights, privileges and benefits of any such position without being accountable in any way to the Company.
25.04	No person shall be disqualified from the office of Director by, or be prevented by such office from, contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract (or any other contract or arrangement entered into by or on behalf of the Company in which a Director shall be in any way interested) be liable to be avoided, nor shall any Director be liable to account to the Company for any profit realised by any such contract or arrangement; but the nature of his interest shall be disclosed by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration or, if the Director was not at that time interested in the proposed contract or arrangement, then at the next meeting of the Directors held after he becomes so interested.
25.05	A Director may vote in respect of any contract, arrangement or other matter which may be proposed, notwithstanding that he has an interest therein provided that the nature of his interest shall have been disclosed to the Directors prior to the Directors’ resolution.
25.06	For the avoidance of doubt it is declared that a Director shall be regarded as having an interest in any matter in which he has a duty conflicting with his duty to the Company, and also in any proposal to ratify a contract or transaction entered into by him in the name or on behalf of the Company prior to its registration.
25.07	A general notice that a Director is a shareholder, director or officer of, or otherwise interested in, a specified company or association and is to be regarded as interested in any transaction with such company or association shall be a sufficient disclosure for the purposes of this Article and thereafter it shall not be necessary to give any further notice relating to a particular transaction with that company or association.
25.08The Company may from time to time by special resolution impose and vary rules more or less restrictive of Directors having conflicting interests.
25.09	The provisions of this Article concerning Directors apply equally to Alternate Directors. For the purposes of this Article an interest of a Director shall be deemed to be an interest of his Alternate Director, and vice versa.
26.	ALTERNATE DIRECTORS AND PROXIES
26.01	A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.
26.02	The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.
26.03	An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.
26.04	If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.
26.05	Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.
26.06	If so authorised by express provision in his notice of appointment, an Alternate Director may join in a circular resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.
26.07	Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.
26.08	A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these

Articles regulating the appointment of proxies by members (including appointment by telecopier transmission but excluding provisions for appointment by other electronic means) shall apply equally to the appointment of proxies by Directors.
27.	PROCEEDINGS OF DIRECTORS
27.01	A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the powers and discretion by or under these Articles for the time being vested in or exercisable by the Directors generally.
27.02	Except as otherwise provided by these Articles, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit.
27.03	A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors. Notice thereof shall be given to each Director and Alternate Director in writing or by telephone or orally. Not less than forty-eight hours notice in the case of a meeting proposed to be held in accordance with Article 28.04 or five clear days notice in any other case shall be given save that all the Directors (or their Alternate Directors) may waive notice of the meeting at, before or after the meeting is held.
27.04	A meeting of the Directors may be held, and any Director may participate in a meeting, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting are capable of hearing each other; and such participation shall be deemed to constitute presence in person at the meeting.
27.05	The quorum necessary for the transaction of business at a meeting of the Directors may be fixed by the Directors and, unless so fixed at any other number, shall be at least half the number of persons comprising the Board of Directors.
27.06	For the avoidance of doubt it is declared that an Alternate Director shall not be entitled to attend or vote at a meeting of the Directors or be counted towards the quorum if his appointor be present; and the proxy of a Director shall not be so entitled or counted if either the appointing Director or his Alternate Director be present.
27.07	The Directors may at any time elect a chairman and, if they think fit, a deputy chairman and may determine the period for which they respectively are to hold office. Subject to any such determination, the Directors may at any time remove a chairman or deputy chairman from office. A chairman or deputy chairman shall automatically cease to hold office if for any reason he ceases to hold office as a Director.
27.08	Questions arising at a meeting of the Directors shall be decided by a majority of the votes cast. In the case of an equality of votes, the chairman shall have a second or casting vote.
27.09	The continuing Directors may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors or as the necessary quorum for meetings of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to the requisite number, or of summoning a general meeting of the Company, but for no other purpose.
27.10	All resolutions passed and other acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, Alternate Director or proxy, or that they or any of them were disqualified or had otherwise ceased to hold office, be as valid as if every such person had been duly appointed and qualified and continued to hold the office or position of Director, Alternate Director or proxy, as the case may be. This Article shall apply equally to a case in which there was no appointment as to the case in which there was a defective appointment.
27.11	A Director who is present at a meeting of the Directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or he shall file his written dissent with the person acting as the secretary of the meeting before the adjournment thereof or shall send his written dissent to the Registered Office immediately after the meeting, provided that this right of dissent shall not apply in the case of a Director who voted in favour of the action.
27.12	A resolution in writing, in one or more counterparts, signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held.
28.	MINUTES AND REGISTERS
28.01	In accordance with the Statute the Directors shall cause minutes to be kept of all resolutions and proceedings of members, whether at general meetings, class meetings or otherwise, and of Directors or managers (if any), or committees of Directors (if any), whether at meetings or otherwise. Such minutes shall be kept in writing at the Registered Office or at such other location as the Directors may determine.
28.02	The minutes of a meeting, whether of the members or the Directors or a committee of the Directors, when signed by the person acting as the chairman of the meeting or by the person acting as the chairman of the next following meeting, shall until the contrary be proved be accepted as conclusive evidence of the matters stated in the minutes.
28.03	The Directors shall cause to be kept at the Registered Office the register of Directors and officers and the register of mortgages and charges required by the Statute. Alternate Directors shall be entered in the register of Directors and officers.
29.	POWERS OF DIRECTORS
29.01	The business of the Company shall be managed under the direction of the Directors, who may exercise all such powers of the Company as are not by the Statute or these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations, not inconsistent with the Statute or these Articles, prescribed by the Company in general meeting. No such regulations made by the Company in general meeting may invalidate any prior act of the Directors. This Sub-Article is without prejudice to the provisions of these Articles permitting delegation by the Directors.
29.02	Notwithstanding that the Statute or the Memorandum of Association may permit the Company to pursue objects or exercise powers which are charitable or benevolent or otherwise independent of the financial interests of the Company itself, the Directors shall not without the sanction of a special resolution pursue any such objects or exercise any such powers, provided that:
(a)this Sub-Article does not apply to the declaration or payment of dividends, the redemption or purchase of shares or the conferring of other benefits upon members in accordance with these Articles;
(b)	The Directors on behalf of the Company may pay or procure the payment of gratuities, pensions and other benefits to persons who are or were officers or employees of the Company or any associated company, or widows or other dependants of such persons, whether or not the Company has any legal obligation to do so;
(c)The Directors may establish, maintain and fund a scholarship programme for the education and advancement of persons meeting such qualifications as the Directors may determine;
(d)	this Sub-Article does not apply to an action which, though it may in itself be gratuitous, is considered by the Directors to be in the financial interests of the Company;
(e)if there is any reasonable doubt as to whether an action is prohibited by this Sub-Article, the Directors’ decision, if made in good faith, shall be conclusive.
29.03	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof by way of fixed charge, floating charge or other form of encumbrance, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party. In the case of a charge over the uncalled capital of the Company or any part of it, the Directors may delegate to the charge holder (or any person acting as his trustee or appointed by him) the power to make calls on members in respect of such uncalled capital and to sue in the name of the Company or otherwise for the recovery of monies becoming due in respect of calls and to give valid receipts for such monies; and such powers shall be assignable if expressed to be so.
29.04	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed in such manner as the Directors may from time to time determine.
30.	SECRETARY
30.01	The Secretary shall, and one or more assistant secretaries may, be appointed by the Directors for such terms, at such remuneration and upon such conditions as the Directors think fit. Notwithstanding the terms or conditions of appointment, the Secretary and any assistant secretary may at any time be removed from office by the Directors.
30.02	Subject to any contrary term or condition of his appointment, an assistant secretary may exercise or perform any task or power conferred upon the Secretary by the Statute, by these Articles or by resolution of the Directors, but shall comply with any proper direction which may be given by the Secretary.
30.03	A provision of the Statute or of these Articles requiring or authorising anything to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.
31.	COMMITTEES, OFFICERS, ATTORNEYS AND MANAGERS
31.01	The Directors may delegate any of their powers and discretion to committees consisting of such of their number as the Directors think fit and may at any time revoke any such delegation or discharge any such committee either wholly or in part. Every committee so formed shall in the exercise of the powers and discretions delegated to it conform to any regulations that may from time to time be imposed upon it by the Directors. All acts done by any such committee in conformity with such regulations and in fulfillment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Directors. Subject to any regulations made by the Directors for this purpose, the meetings and proceedings of such committees shall be governed by the provisions of these Articles concerning the meetings and proceedings of the Directors, including provisions for circular resolutions.
31.02	The Directors may on behalf of the Company appoint from their own number or otherwise such officers to perform such duties, to exercise such powers and discretions and upon such terms as the Directors think fit.
31.03	The Directors may on behalf of the Company by power of attorney under the Seal appoint any person or persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers and discretion (not exceeding those vested in or exercisable by the Directors) and for such period and subject to such conditions as the Directors may think fit; and any such attorney, if so authorised, may execute deeds and instruments on behalf of the Company under his own hand and seal which shall bind the Company and have the same effect as if under the Seal of the Company.
31.04	The Directors may on behalf of the Company appoint such managers, custodians and agents with such duties, powers, and discretions and upon such terms as the Directors think fit.
31.05	Any delegation by the Directors pursuant to this Article may be on terms permitting sub-delegation.
32.	SEAL
32.01	The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

32.02	Notwithstanding the foregoing Sub-Article the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.
32.03	The Company may have one or more duplicate Seals, as permitted by the Statute; and, if the Directors think fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be used.
33.	DIVIDENDS AND RESERVES
33.01	Subject to these Articles and subject to any direction of the Company in general meeting, the Directors may on behalf of the Company declare and pay dividends (including interim dividends) at such times and in such amounts as they think fit. For the avoidance of doubt it is declared that, subject as aforesaid, the Directors may, if it appears to them fair and equitable to do so, fix as the record date for a dividend a date prior to the declaration of the dividend.
33.02	Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. With the sanction of an ordinary resolution dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Statute.

33.03	The Directors may before declaring a dividend set aside such sums as they think fit as a reserve or reserves for any proper purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.
33.04	Subject to these Articles and subject to any special dividend rights or restrictions for the time being attached to any shares or class of shares, if a dividend is declared:
(a)	every share shall confer on the holder as at the record date the right to participate in the dividend;
(b)	the dividend shall be declared and paid according to the amounts (other than share premium) paid up on shares as at the record date;

33.05 The Directors may deduct from any dividend all sums of money presently payable by the holder to the Company; and the Directors may retain any dividend on shares over which the Company has a lien for any obligation presently due.

33.06	Any dividend or other monies payable in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, the holder who is first named in the Register in respect of the shares; but this Sub-Article is without prejudice to any other method of payment which the Directors may think appropriate and, in the case of joint holders, payment to any one or more of them shall be a good discharge to the Company.
33.07	No dividend shall bear interest against the Company.
33.08	With the sanction of an ordinary resolution of the Company (or, as regards a dividend payable in respect of a class of shares, an ordinary resolution passed at a class meeting), the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generality the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.
33.09	With the sanction of an ordinary resolution of the Company (or, as regards a dividend payable in respect of a class of shares, an ordinary resolution passed at a class-meeting), the Directors may determine that:
(a)the persons entitled to participate in the dividend shall have a right of election to accept shares of the Company credited as fully paid in satisfaction of all or (if the Directors so specify or permit) part of their dividend entitlement; or
(b)	a dividend shall be satisfied in whole or specified part by an issue of shares of the Company credited as fully paid up, subject to a right of election on the part of persons entitled to participate in the dividend to receive their dividend entitlement wholly or (if the Directors so permit) partly in cash;

and in either event the Directors may determine all questions that arise concerning the right of election, notification thereof to members, the basis and terms of issue of shares of the Company and otherwise.

33.10 (a) The Directors shall have the power to cease sending dividend warrants, if such warrants have been returned undelivered or left uncashed, provided that such power shall not be exercised until either such warrants have been so returned or left uncashed on two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish any new address of the holder;

(b)	Any dividend that has remained unclaimed for twelve years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company;

The Directors shall have the power to sell the shares (which shall include the power for the Company to purchase such shares) of any holder who is untraceable, provided that such power shall not be exercisable unless:

(i)during a period of not less than 12 years three dividends in respect of the shares in question have become payable and no dividend during that period has been claimed; and
(ii)	on or after the expiry of such period the Company has given notice by such method as the Directors shall deem fit of its intention to sell the shares within the time frame stated therein, and no response is received, save that the Directors in their absolute discretion may dispense with such notice, and, in the event of such a sale, the Directors shall authorise any one or more Directors or Officers of the Company to sign the transfer on behalf of any such untraceable holder notwithstanding it being unaccompanied by the certificate (if any) for the shares to which it relates and shall cause the name of name of the purchaser(s) of such share to be entered in the Register. The net proceeds of sale of any shares shall be held upon trust by the Company, or by such successor trustee as shall be appointed by the Directors, for the holder or his estate upon such terms, including the remuneration of any such trustee, as the Directors, or a liquidator if one is appointed, shall deem fit.

34.SHARE PREMIUM ACCOUNT
34.01Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Statute in regard to the Company’s share premium account, save that unless expressly authorised by other provisions of these Articles the sanction of an ordinary resolution shall be required for any application of the share premium account in paying dividends to members.

35.	CAPITALISATION ISSUES
35.01With the sanction of an ordinary resolution of the Company the Directors may on behalf of the Company appropriate any sum standing to the credit of the share premium account or capital redemption reserve or any sum of profits available for dividend purposes (or credited to any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount) to members in the proportions in which such sum would have been divisible amongst them if distributed by way of dividend, and to apply such sum on their behalf in paying up in full unissued shares to be issued to the members in the said proportions. The Directors may determine all questions that arise concerning a capitalisation issue including the basis and terms of issue.
36.	BOOKS OF ACCOUNT
36.01	The Directors shall cause proper books of account to be kept with respect to:
(a)all sums of money received or expended by the Company and the matters in respect of which the receipt or expenditure takes place;
(b)	all sales and purchases of goods by the Company;
(c)	the assets and liabilities of the Company;

and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. Such books shall be kept at such place or places as the Directors determine.

36.02	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors; and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as authorised by the Directors or by the Company in general meeting.
36.03	Subject to any waiver by the Company in general meeting of the requirements of this Sub-Article, the Directors shall lay before the Company in general meeting, or circulate to members, financial statements in respect of each financial year of the Company, consisting of:
(a)a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year; and
(b)	a balance sheet giving a true and fair view of the state of affairs of the Company at the end of the financial year;

together with a report of the Directors reviewing the business of the Company during the financial year. The financial statements and the Directors’ report, together with the auditor’s report, if any, shall be laid before the Company in general meeting, or circulated to members, no later than 180 days after the end of the financial year.

36.04	The financial year of the Company shall run from the anniversary of the Company’s registration (or, in the case of the first financial year, the date of registration) to the day preceding the next such anniversary but, subject to any direction of the Company in general meeting, the Directors may from time to time prescribe some other period to be the financial year, provided that the Directors may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.
37.	AUDIT
37.01	The Audit Committee, if any, of the Board of Directors of the Company shall have the sole authority to appoint or replace the Company’s Auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the Auditors for the purpose of preparing or issuing an audit report or related work. The Auditors shall report directly to the Audit Committee. If there is no Audit

Committee at any time, its duties under this Article shall be performed by the Board. Nothing in this Article shall be construed as making it obligatory to appoint Auditors.
37.02	The Auditors shall make a report to the members on the accounts examined by them and on every set of financial statements laid before the Company in general meeting, or circulated to members, pursuant to this Article during the Auditors’ tenure of office.
37.03	The Auditors shall have right of access at all times to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and officers such information and explanations as the Auditors think necessary for the performance of the Auditors’ duties; and, if the Auditors fail to obtain all the information and explanations which, to the best of their knowledge and belief, are necessary for the purposes of their audit, they shall state that fact in their report to the members.
37.04	The Auditors shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by them are to be laid before the Company and to make any statement or explanation they may desire with respect to the financial statements.
38.	WINDING-UP
38.01	In the winding-up of the Company, subject to any special rights or restrictions for the time being attached to any shares or any class of shares, the assets available for distribution amongst the members as such shall be distributed according to the amounts (other than share premium) paid up on shares held by them.
38.02	In the winding-up of the Company the Liquidator may, with the sanction of a special resolution, determine that any winding-up distribution shall be made in whole or part by the distribution of specific assets.
39.	INDEMNITY
39.01	The Directors and officers of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer, or trustee and their respective heirs, executors, administrators and personal representatives (each of such persons being referred to in this Article as “indemnified party”) shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duties in their respective offices or trusts, except any which an indemnified party shall incur or sustain by or through his own willful neglect or default; no indemnified party shall be answerable for the acts, omissions, neglects or defaults of any other Director, officer, or trustee, or for joining in any receipt for the sake of conformity, or for the solvency or honesty of any banker or other persons with whom any moneys or effects belonging to the Company may be lodged or deposited for safe custody, or for any insufficiency of any security upon which any monies of the Company may be invested, or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such indemnified party.
40.	NOTICES
40.01	Save as otherwise expressly provided in these Articles, notices by the Company pursuant to these Articles shall be in writing and may be given personally or by sending the notice by post, telex, telecopy or any other method of electronic or written communication; and, subject as aforesaid:
(a)when sent by post the notice shall be deemed given sixty hours (or one hundred and twenty hours, if overseas) after posting the notice, postage pre-paid, properly addressed (by airmail, if overseas);
(b)	a notice sent by telex or telecopy or other electronic means shall be deemed given immediately upon dispatch properly addressed; and
(c)in any other case (other than delivery in person) the notice shall be deemed given at such time as the Directors estimate the notice should reach the addressee in the ordinary course.

40.02	A notice to a member may be addressed to him at his address shown in the Register or to any telecopy number or electronic address provided by him to the Company for the purpose. In the case of joint holders of a share, notice may be given to the holder first named in the Register in respect of the share, but notice to any of the joint holders shall be deemed notice to all.
40.03	Notice may be given by the Company to the person or persons whom the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a member or otherwise by operation of law, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death, bankruptcy or other event had not occurred.
41.	ALTERATION OF ARTICLES
41.01	Subject to the Statute, the Company may from time to time by special resolution alter or amend these Articles in whole or in part.